Exhibit 1

23 September 2020

British American Tobacco Announces Pricing of $6,250,000,000 Notes Offering

British American Tobacco p.l.c. (“BAT”) today announces that B.A.T Capital Corporation and B.A.T. International Finance p.l.c. (collectively, the “Issuers”), wholly owned subsidiaries of BAT, have priced an offering of $6,250,000,000 aggregate principal amount of guaranteed debt securities.

B.A.T Capital Corporation has priced an offering of $4,750,000,000 aggregate principal amount of guaranteed debt securities consisting of (1) $1,750,000,000 2.259% Notes due 2028; (2) $1,250,000,000 2.726% Notes due 2031; (3) $750,000,000 3.734% Notes due 2040; and (4) $1,000,000,000 3.984% Notes due 2050 (collectively, the “BATCAP Notes”).

The BATCAP Notes will be fully and unconditionally guaranteed on a senior and unsecured and joint and several basis by BAT, B.A.T. Netherlands Finance B.V., Reynolds American Inc. (collectively, the “Guarantors”) and B.A.T. International Finance p.l.c.

In addition, B.A.T. International Finance p.l.c. has priced an offering of $1,500,000,000 1.668% Notes due 2026 (the “BATIF Notes” and, together with the BATCAP Notes, the “Notes”).

The BATIF Notes will be fully and unconditionally guaranteed on a senior and unsecured and joint and several basis by the Guarantors and B.A.T Capital Corporation.

The issuance of the Notes is expected to close on September 25, 2020 subject to customary closing conditions.

BAT intends to use the net proceeds of the offering of the Notes for general corporate purposes, including debt refinancing, which may take the form of tender offers, redemptions, repayments at maturity, repurchases or other transactions, including the Concurrent Debt Tender Offers as defined and described in the preliminary prospectus supplement.

BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, NatWest Markets Securities Inc., SG Americas Securities, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the proposed offering.

The offering of the Notes will be made under BAT’s existing effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”), which is available online at www.sec.gov. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering and other information relating to the Issuers and the Guarantors have been filed with the SEC. The shelf registration statement, the preliminary prospectus supplement and the accompanying prospectus and the final prospectus supplement, when available, may be obtained, free of charge, by contacting BofA Securities, Inc. toll-free at +1 800 294 1322, Deutsche Bank Securities Inc. toll-free at +1 800 503 4611, Goldman Sachs & Co. LLC toll-free at +1 866 471 2526, NatWest Markets Securities Inc. at +1 203 897 6166, SG Americas Securities, LLC toll-free at +1 855 881 2018 and Wells Fargo Securities, LLC toll-free at +1 800 645 3751.

The preliminary prospectus supplement is also available at:
https://www.sec.gov/Archives/edgar/data/1275283/000119312520250964/d62280d424b5.htm
The shelf registration statement is also available at:
https://www.sec.gov/Archives/edgar/data/1275283/000119312520088868/d896714dposasr.htm

This communication shall not constitute an offer to sell nor a solicitation of an offer to buy the Notes. This offering is being made only pursuant to the Form F-3 registration statement, the prospectus supplement and the accompanying prospectus and only to such persons and in such jurisdictions as is permitted under applicable law.

About British American Tobacco p.l.c.

British American Tobacco is one of the world’s leading, multi-category consumer goods companies, providing tobacco and nicotine products to millions of consumers around the world. As of December 31, 2019, it employed over 53,000 people, with market leadership in over 50 countries and factories in 48. Its Strategic Portfolio is made up of its global cigarette brands and a growing range of potentially reduced-risk products. These include vapour, tobacco heating products, modern oral products including tobacco-free nicotine pouches, as well as traditional oral products such as snus and moist snuff. In 2019, BAT and its subsidiaries (the “BAT Group”) generated revenue of £25.9 billion and profit from operations of £9 billion.

Forward-Looking Statements

This announcement contains certain forward-looking statements, including “forward-looking” statements made within the meaning of Section 21E of the United States Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook,” “target” and similar expressions. These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the BAT Group operates.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this announcement. Among the key factors that could have an adverse effect on the results of operations, cash flows and financial position of the BAT Group and that could cause actual results to differ materially from those projected in the forward-looking statements, are competitive actions and pricing pressures in the marketplace, including competition from illicit sources, market size reduction and consumer down-trading; limitations on advertising and marketing of tobacco products; changes in tobacco-related, tax and other laws and regulations, the interpretation of such laws and regulations by governmental authorities or adverse decisions by domestic or international regulatory bodies; the outcome of pending or potential litigation, including tobacco litigation, environmental litigation and personal injury claims and significant monetary obligations imposed under outstanding settlement agreements; economic, regulatory and geopolitical risks (including as a result of COVID-19) inherent in the BAT Group’s global operations; risks relating to the ability to maintain credit ratings and to fund the business under the current capital structure; risks relating to government regulations or actions adversely affecting the BAT Group’s business, including the BAT Group becoming subject to substantial and increasing U.S. regulations, in particular in relation to the nicotine level or use of menthol in tobacco products, including by virtue of the BAT Group’s increased ownership in RAI; the continuing decline in cigarette consumption, or the overall consumption of legitimate tobacco products or the transition of adult tobacco consumers away from premium cigarette brands; fluctuations in foreign exchange rates; potentially significant costs in the event of breaches of, or liabilities arising under, health and safety and environmental laws; the impact of serious injury, illness or death in the workplace; liquidity, interest rate and counterparty risks; the inability to develop, commercialize and deliver BAT Group’s vapor, modern oral and tobacco heating products strategy; and risks related to other factors discussed or incorporated by reference in the Offer to Purchase, including in the section captioned “Risks and Uncertainties” in the half-year report and the sections captioned “Principal Group Risks”, “Group Risk Factors” and “Recent Developments” in the 2019 Form 20-F.

It is believed that the expectations reflected in this announcement are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. The forward- looking statements reflect knowledge and information available at the date of preparation of this announcement and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements.

No statement in this communication is intended to be a profit forecast and no statement in this communication should be interpreted to mean that earnings per share of BAT for the current or future financial years would necessarily match or exceed the historical published earnings per share of BAT.

Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Annual Report on Form 20-F filed on 26 March 2020 and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website, http://www.sec.gov, and the Company’s Annual Reports.

United Kingdom

The communication of the prospectus supplement and the accompanying prospectus and any other documents or materials relating to the Notes is only being distributed to, and is only directed at, persons outside the United Kingdom or in the United Kingdom that are qualified investors within the meaning of Article 2 of the Prospectus Regulation (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons.

European Economic Area and United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (2) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (3) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation.

Enquiries:

Investor Relations
Mike Nightingale/Victoria Buxton/William Houston/John Harney
+44 20 7845 1180/2012/1138/1263

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